Exhibit 23.1

Independent Auditor’s Consent

We hereby consent to the incorporation of our report dated February 20, 2004 incorporated by reference in this Form 10-KSB into the previously filed registration statement on Form S-8 for The RiceX Company’s 1997 Stock Option Plan (Registration Statement File No. 333-108280). It should be noted that we have not audited any financial statements of The RiceX Company subsequent to December 31, 2003, or performed any audit procedures subsequent to the date of our report.

/s/ Moss Adams LLP

Stockton, California
March 30, 2004